Exhibit 99.1

Press Release

YUM CHINA ANNOUNCES PRICING OF GLOBAL OFFERING

4 September 2020, Hong Kong – Yum China Holdings, Inc. (the “Company” or “Yum China”) (NYSE: YUMC), China’s largest restaurant company in terms of 2019 system sales, today announced the pricing of its global offering (the “Offering”) of 41,910,700 new shares of common stock (the “Shares”) (subject to the over-allotment option), which comprises an international offering and a Hong Kong public offering. The final offer price for both the international offering and the Hong Kong public offering (the “Offer Price”) has been set at HK$412.00 per Share (or approximately US$53.16 per Share). The Company has set the Offer Price by taking into consideration, among other factors, the closing trading price of the shares on the New York Stock Exchange (“NYSE”) on September 3, 2020 (the last trading day before pricing). Subject to approval from The Stock Exchange of Hong Kong Limited (the “SEHK”), the Shares are expected to begin trading on the Main Board of the SEHK on September 10, 2020 under the stock code 9987. The Offering is expected to close on the same day, subject to customary closing conditions.

The Company’s shares will continue to be listed and traded on NYSE. Upon the secondary listing in Hong Kong, the Hong Kong-listed shares will be fully fungible with the shares listed on the NYSE.

In connection with the Offering, the Company has granted the international underwriters an over-allotment option, exercisable from September 4, 2020 until 30 days thereafter, to purchase up to an additional 6,286,600 Shares, representing not more than 15% of the number of Shares initially available under the Offering, at the Offer Price. The gross proceeds to the Company from the Offering, before deducting underwriting fees and offering expenses, are expected to be approximately HK$17,267 million (equivalent to approximately US$2,228 million) or approximately HK$19,857 million if the over-allotment option is exercised in full (equivalent to approximately US$2,562 million).

The Company plans to use the net proceeds from the Offering i) to expand and deepen its restaurant network, ii) to invest in digitalization and supply chain, food innovation and value proposition, and high-quality assets, as well as iii) for working capital and general corporate purposes.

Goldman Sachs (Asia) L.L.C. is the sponsor, joint global coordinator, joint bookrunner and joint lead manager for the Offering. Citigroup Global Markets Asia Limited, CMB International Capital Limited and UBS AG Hong Kong Branch are acting as joint global coordinators, joint bookrunners and joint lead managers.

A shelf registration statement on Form S-3 (File No. 333-248449) was filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) and has become effective. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the Offering were filed with the SEC on August 28, 2020. A final prospectus supplement and accompanying prospectus relating to and describing the terms of the Offering will be filed with the SEC and made available on the SEC’s web site at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus relating to the Offering may also be obtained, when available, by contacting Yum China Holdings, Inc., 7100 Corporate Drive, Plano, Texas 75024, United States, telephone 1-469-980-2898.

The Offering is being made solely by means of the prospectus supplement and the accompanying prospectus. This press release does not constitute an offer to sell or the solicitation of an offer to buy the shares, nor will there be any sale of the shares in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About Yum China Holdings, Inc.

Yum China Holdings, Inc. is a licensee of Yum! Brands in mainland China. It has exclusive rights in mainland China to KFC, China’s leading quick-service restaurant brand, Pizza Hut, the leading casual dining restaurant brand in China, and Taco Bell, a California-based restaurant chain serving innovative Mexican-inspired food. Yum China also owns the Little Sheep, Huang Ji Huang, East Dawning and COFFii & JOY concepts outright. Yum China also partners with Lavazza to explore and develop the Lavazza coffee shop concept in China. The Company had 9,954 restaurants in over 1,400 cities and towns at the end of June 2020.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including our expectations with respect to the completion of the Offering and listing on the SEHK and the use of proceeds from the Offering. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “project,” “likely,” “will,” “continue,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the future strategies, business plans, investment, dividend and share repurchase plans, earnings, performance and returns of Yum China, anticipated effects of population and macroeconomic trends, and the expected impact of the COVID-19 outbreak, the anticipated effects of our innovation, digital and delivery capabilities on growth and beliefs regarding the long-term drivers of Yum China’s business. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to achieve development goals at the times and in the amounts currently anticipated, if at all, the success of our marketing campaigns and product innovation, our ability to maintain food safety and quality control systems, changes in public health conditions, including the COVID-19 outbreak, our ability to control costs and expenses, including tax costs, as well as changes in political, economic and regulatory conditions in China. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other reports we file with the SEC) for additional detail about factors that could affect our financial and other results.

Investor Relations Contacts:

Tel: +86 21 2407 7556 / +852 2267 5801

IR@YumChina.com

Media Contacts: Yum China Tel: +86 21 2407 7510 Media@YumChina.com	Linda Pui, Citigate Dewe Rogerson Tel: +852 3103 0118 / +852 9700 0178 linda.pui@citigatedewerogerson.com